                                                                   Exhibit 10.47

                           SEPARATION AND RELEASE AGREEMENT


    THIS SEPARATION AND RELEASE AGREEMENT ("Agreement") is entered into by and between Eric H. Winston ("Winston"), and Sound Source Interactive, Inc., a Delaware corporation and Sound Source Interactive, Inc., a California corporation (collectively, "Sound Source"), on the date herein indicated.

                                   R E C I T A L S

    A. Winston is employed by Sound Source as its President and Chief Operating Officer pursuant to that certain Second Amended and Restated Employment Agreement dated as of April 30, 1996 (as amended and restated, the "Employment Agreement");

    B. Sound Source and Winston have mutually agreed to terminate Winston's employment with Sound Source; and,

    C. Sound Source and Winston desire, under the terms set forth in this Agreement, to (i) provide Winston severance compensation, (ii) specify the parties' respective rights and obligations regarding the termination of Winston's employment and (iii) settle all disputes and controversies existing between Sound Source and Winston.

                                  A G R E E M E N T

    In consideration of the mutual covenants and agreements contained herein and other valuable consideration, the parties hereto hereby agree as follows:

    1. Employment Termination. Sound Source and Winston have mutually elected to terminate Winston's employment with Sound Source effective as of November 1, 1996 (the "Termination Date"). Winston hereby resigns any and all positions he may have as an officer or director of Sound Source or any entity affiliated with Sound Source. Nothing in this Agreement or in the circumstances surrounding its execution shall be deemed to constitute a unilateral termination of employment by either Sound Source or Winston. Neither the entering into of this Agreement nor anything contained in this Agreement shall be construed as an admission by any party or by anyone else of any wrongdoing or liability of any kind whatsoever, nor shall it constitute evidence of any wrongdoing or liability of any kind whatsoever for any purpose whatsoever.

    2. Compensation Through Termination Date. Winston hereby agrees that Sound Source has paid Winston all compensation and other benefits (including all salary, commission, accrued bonus, accrued vacation, expense reimbursement, and other accrued expenses) through the Termination Date.

    3. Severance Compensation; Continuation Benefits. Subject to Section 4, Winston shall be compensated as provided in Section 6(b) of the Employment Agreement as if there had been an Early Termination other than for Death or Disability without cause. In accordance therewith, Winston and Sound Source agree that payments under subsections (i) and (ii) of Section 6(b) of the Employment Agreement (excluding the second paragraph in such subsection (ii)) shall be paid in full, subject to usual tax withholdings required by law, (a) in consecutive equal monthly installments of Eleven Thousand Six Hundred Sixty-Six Dollars and Sixty-Seven Cents ($11,666.67) on the first (1st) business day of each calendar month beginning on December 1, 1996 and ending on September 1, 1998, and (b) one additional payment of Five Thousand Eight Hundred Thirty-Three Dollars and Thirty-Three Cents ($5,833.33) on September 15, 1998 (the "Final Payment Date"). In addition, Sound Source shall pay to Winston a car allowance
(a) in consecutive equal monthly payments of One Thousand Dollars and NO Cents ($1,000.00) on the first (1st) business day of each calendar month beginning on December 1, 1996 and ending on September 1, 1998, and (b) one additional payment of Five Hundred Dollars and NO Cents ($500.00) on the Final Payment Date. Moreover, all options granted to Winston pursuant to the Original Agreement (as defined in the Employment Agreement) shall remain in full force and effect and shall not be affected by this Agreement. Notwithstanding the foregoing, the right of first offer granted by Winston to Vincent J. Bitetti pursuant to paragraph 15 of the Original Agreement shall survive in full force and effect.

    4. Termination of Severance Compensation. If, following the Termination Date but prior to the Final Payment Date, Winston:

         (i) engages, directly or indirectly (which includes, but is not limited to, owning, managing, operating, controlling, being employed by, giving financial assistance to, participating in or being connected in any material way with any business or person so engaged), anywhere in the continental United States, in the business of interactive educational computer software based on licensed products from major motion pictures and television shows; provided, however, that Winston's ownership as a passive investor of less than five percent (5%) of the issued and outstanding stock of any publicly held corporation or partnership so engaged shall not by itself be deemed to constitute such engagement by Winston; and provided further that, subject to obtaining (as and when required) prior written consent, which consent will not be unreasonably withheld, nothing herein shall be construed to prevent Winston from engaging, directly or indirectly, in any capacity in any business in the computer software or movie industries not specified above; or,

         (ii) Acts to induce any of Sound Source's or its subsidiaries, customers or employees to take action which might be disadvantageous to Sound Source,

then, Winston shall immediately notify Sound Source regarding such actions and Sound Source's obligation to provide any additional severance compensation and benefits pursuant to Section 3 after the date of such notification shall immediately cease.

    5. No Other Payments or Benefits. Winston agrees that he is not entitled to receive from Sound Source any compensation, commission or other benefits other than as set forth in Section 3.

    6. Return of Sound Source Property. Winston represents and warrants that Winston has returned to Sound Source all Sound Source property, books, lists, records, other documents, and equipment. Similarly, all properties of Winston possessed by Sound Source have be returned to Winston by Sound Source. Each party hereto covenants that should such party later discover in such party's possession any additional items of property of the other party hereto, such party will promptly return such property to the other party. Winston acknowledges that he has retrieved any personal property belonging to him that was on Sound Source's premises.

    7.   Confidentiality of Private Information.

         (a) Sound Source and Winston recognize that during the course of Winston's employment with Sound Source, Winston has had access to and has acquired Private Information (as defined below). Winston covenants and agrees that on and after the date hereof, he will hold in the strictest of confidence all Private Information and that he will not at any time or in any fashion, form or manner, either directly or indirectly, use any Private Information or reveal, disclose, disseminate, publish, publicize, whether for profit or otherwise, any Private Information to any person, firm, corporation, partnership, trust, or to or in the press or any other form of media. Winston further covenants and agrees to take all appropriate measures to safeguard the confidentiality of the Private Information.

         (b) Winston covenants and agrees that in the event that he is requested or required in a judicial, administrative or governmental proceeding to disclose any Private Information, he shall provide Sound Source with immediate notice (and in any event within five (5) business days after the receipt of such request or requirement) of such request or requirement and all related proceedings so that Sound Source may seek appropriate protective orders in advance of any disclosure.

         (c) Each party hereto acknowledges that the other party hereto would be irreparably harmed in the event of any violation by such party of any of the terms of this Agreement and that remedies at law would be inadequate. In the event of any breach or threatened breach of this Agreement, such party shall be entitled to obtain, without posting bond, a temporary restraining order and temporary and permanent injunctive relief restraining and enjoining any such breach or threatened breach of this Agreement. The remedies provided for in this Section 7 shall be in addition to any and all other rights and remedies that may be available to such party at law, in equity and under this Agreement, all of which are expressly reserved by each of the parties hereto.

         (d) "Private Information" shall mean any and all information relating to any Sound Source Affiliate (as defined below) which is not generally known to the public relating to (i) their respective businesses, operations, business affairs, plans, customer and supplier lists and information, pricing and costing lists and information, research and development work, method and techniques of business, marketing plans and objectives, patterns, compilations, programs, devices, methods, techniques and processes, and trade secrets; and, (ii) any of the terms, conditions, provisions or facts set forth in, or related to, this Agreement or its negotiation.

         (e) Confidentiality of Settlement Agreement. Winston and Sound Source, and each of them, each agree that the terms and conditions of this Agreement shall remain confidential as between the parties and each shall not disclose them to any other person, except to Winston or Sound Source's professional advisors, attorneys, Directors or accountants, or to Sound Source's officers solely on a need-to-know basis. Without limiting the generality of the foregoing, neither Winston nor Sound Source will respond to or in any way participate in or contribute to any public discussion, notice or other publicity concerning, or in any way relating to, execution of this Agreement or the events (including any negotiations) which led to its execution or the claims released by Winston herein; provided, however, that nothing herein shall prevent disclosure of the terms of this Agreement (i) by any officer of Sound Source to any other officer, director or employee of Sound Source with a need to know or
(ii) unless such disclosure is required by law. If asked about the resolution of the dispute between the parties, Winston, his attorneys, agents and representatives may respond consistent with the following:

         "Mr. Winston was employed as President and Chief Operating Officer by the company founder and Chief Executive Officer, Vincent Bitetti. Mr. Winston has completed his assignment to successfully take the company public, and has, in concert with the company, agreed to leave Sound Source to pursue other opportunities. The company wishes Mr. Winston the best in his future endeavors."

         (f) No Disparagement. Winston covenants and agrees that he will in no way disparage Sound Source or their products, services, employees, or business reputation to any person or entity whether or not said person or entity is a current or prospective supplier, client or employee of Sound Source. Sound Source agrees not to make or publish, either orally or in writing, any disparaging statement concerning Winston, including his departure from Sound Source, his services with Sound Source and matters relating to his employment.

         (g) Harassment. Winston agrees that he will not in any form or manner, harass, intimidate, and/or threaten reprisals against Sound Source or any Sound Source Affiliate (as defined below). Sound Source agrees that it will not in any form or manner, harass, intimidate, and/or threaten reprisals against Winston.

         (h) Solicitation. For a period of at least two (2) years from the date hereof, Winston will not solicit, or assist in the solicitation of, any employee or consultant of Sound Source to leave the employ of Sound Source (or cease providing any services to Sound Source) for any reason whatsoever.

    8.   Release of Claims.

         (a) Winston hereby irrevocably and unconditionally releases, acquits, and forever discharges Sound Source and each of Sound Source's subsidiaries, affiliates and related entities (and each of their shareholders, insurers, officers, directors, employees, trustees, representatives, agents, attorneys, parents, predecessors, successors and assigns) (collectively, including Sound Source, "Sound Source Affiliates") of and from any and all claims, debts, liabilities, demands, damages, accounts, obligations, costs, attorneys' fees, expenses, liens, actions, causes of actions or suits of any kind, whether known or unknown, suspected or unsuspected, fixed or contingent, whether in law or in equity, arising out of, or which may hereafter arise out of any and all matters from the beginning of time through the date hereof, including but not limited to any and all matters arising out of or resulting from or relating in any way to Winston being an employee or officer of Sound Source and/or any of its subsidiaries, affiliates or related entities and/or his termination and/or removal from any such positions and/or arising out of or resulting from or relating in any way to any alleged act or omission which in any way involves any Sound Source Affiliate. The released claims specifically include (by way of example only) any and all claims for bonus, severance, or other benefits apart from the benefits stated herein; breach of contract; wrongful discharge; impairment of economic opportunity; any claim under common-law or at equity; defamation; intentional infliction of emotional harm; any tort; claims for reimbursements; claims for commissions; or claims for employment discrimination under any state, federal, local law, statute, or regulation (including, but not limited to, claims under Title VII of the Civil Rights Act of 1964 or under the California Fair Employment and Housing Act). Winston acknowledges and agrees that this release, the releases contained in Section 9 and Section 10, and the covenant not to sue set forth in Section 11 are essential and material terms of this Agreement and that, without such release and covenant not to sue, no agreement would have been reached by the parties. Winston understands and acknowledges the significance and consequences of this release and this Agreement.

         (b) Sound Source hereby irrevocably and unconditionally releases, acquits, and forever discharges Winston of and from any and all claims, debts, liabilities, demands, damages, accounts, obligations, costs, attorneys' fees, expenses, liens, actions, causes of actions or suits of any kind, whether known or unknown, suspected or unsuspected, fixed or contingent, whether in law or in equity, arising out of, or which may hereafter arise out of any and all matters from the beginning of time through the date hereof, including but not limited to any and all matters arising out of or resulting from or relating in any way to Winston being an employee or officer of Sound Source.

    9.   ADEA Claims.  WINSTON SPECIFICALLY WAIVES AND RELEASES THE SOUND
SOURCE AFFILIATES FROM ALL CLAIMS HE MAY HAVE AS OF THE DATE HE SIGNS THIS AGREEMENT REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. Section 621 ("ADEA"). THIS SECTION DOES NOT WAIVE RIGHTS OR CLAIMS THAT MAY ARISE UNDER THE ADEA AFTER THE DATE WINSTON SIGNS THIS AGREEMENT. WINSTON AGREES THAT THIS AGREEMENT PROVIDES BENEFITS TO WHICH HE MAY NOT OTHERWISE BE ENTITLED, THAT SOUND SOURCE HAS ADVISED WINSTON TO CONSULT AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT, AND THAT WINSTON HAS CONSULTED COMPETENT COUNSEL OF HIS OWN SELECTION PRIOR TO SIGNING THIS AGREEMENT. WINSTON HAS BEEN PROVIDED TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER WHETHER HE SHOULD SIGN THIS AGREEMENT AND WAIVE AND RELEASE ALL CLAIMS AND RIGHTS ARISING UNDER THE ADEA. WINSTON SHALL HAVE SEVEN (7) DAYS WITHIN WHICH TO REVOKE THIS AGREEMENT AND THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THAT REVOCATION PERIOD HAS EXPIRED. WINSTON ACKNOWLEDGES THAT HE RECEIVED THIS AGREEMENT ON OCTOBER 23, 1996, THAT THE TWENTY-ONE (21) DAY PERIOD REFERENCED ABOVE ENDS ON NOVEMBER 13, 1996 AND HIS RIGHT TO REVOKE THIS AGREEMENT ENDS ON NOVEMBER 1, 1996.

    10. Civil Code Section 1542. Winston and Sound Source, and each of them, acknowledge that they may learn of circumstances bearing upon the things and items released by this Agreement, but it is their intention by doing so and doing the acts called for by this Agreement, that this Agreement shall be effective as a full and final accord and satisfaction and release of each and every thing and item released herein, whether known or unknown. In furtherance of this intention, Winston and Sound Source acknowledge that they are familiar with
Section 1542 of the Civil Code of the State of California, which provides as follows:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Winston and Sound Source, and each of them, hereby waive and release any right or benefit which they have or may have under Section 1542 of the Civil Code of the State of California to the full extent that they may lawfully waive all such rights and benefits pertaining only and limited specifically to the things and items released herein.

    11. Covenant Not To Sue. To the maximum extent permitted by law, each party covenants not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against the other party (including, with respect to Sound Source, any of the Sound Source Affiliates), including, but not limited to, any of the claims released in Section 8,
Section 9 and Section 10, except with respect to violations and/or breaches of the terms, conditions and provisions of this Agreement.

    12. Tax Indemnification. If any part of the compensation, benefits or property being delivered to Winston pursuant to the terms of this agreement is later determined to be subject to taxes, either federal or state, then Winston understands that he is solely liable for the same and will indemnify, defend and hold harmless each Sound Source Affiliate from and against any and all loss, demand, damage, expense, cost (including, interest, penalties, court costs and reasonable attorneys' fees), suit, action, claim, liability or obligation related to any claim made by any state or federal agency for tax deductions not made or for monies not withheld.

    13. Employee Cooperation. Employee agrees to cooperate with Employer in the truthful and honest prosecution and/or defense of any claim in which the Parties may have an interest (subject to reasonable limitations concerning time and place), which may include without limitation making himself available to participate in any proceeding involving any of the Parties, allowing himself to be interviewed by representatives of Employer, appearing for depositions and testimony without requiring a subpoena, and producing and/or providing any documents or names of other persons with relevant information.

    14. No Assignment of Claims. Winston warrants that he has made no assignment and will make no assignment of any claim, chose in action, right of action, or any right of any kind whatsoever, embodied in any of the claims and allegations referred to herein, and that no other person or entity of any kind had or has any interest in any of the demands, obligations, actions, causes of action, debts, liabilities, rights, contracts, damages, attorneys' fees, costs, expenses, losses or claims referred to herein.

    15. Successors. This Agreement and all the terms and provisions hereof, shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

    16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be considered an original but all of which shall constitute one agreement.

    17. Knowing and Voluntary Agreement. Winston acknowledges by signing this Agreement that he has read and understands this document, that he has conferred with or had opportunity to confer with his attorneys regarding the terms and meaning of this Agreement, that he has had sufficient time to consider the terms provided for in this Agreement, that no representations or inducements have been made to him except as set forth herein, and that he has signed the same KNOWINGLY AND VOLUNTARILY.

    18. Interpretation. Should any portion, word, clause, phrase, sentence or paragraph of this Agreement be declared void or unenforceable, such portion shall be considered independent and severable from the remainder, the validity of which shall remain unaffected. Whenever required by the context, as used in this Agreement the singular number shall include the plural, and the masculine gender shall include the feminine and neuter. All titles are for general reference purposes only and shall not be considered part of this Agreement. This Agreement shall be construed as though it were drafted jointly by the parties.

    19. Entire Agreement. This Agreement constitutes the entire agreement between the parties who have executed it and supersedes any and all other agreements (including the Employment Agreement), understandings, negotiations, or discussions, either oral or in writing, express or implied between the parties. The parties to this Agreement each acknowledge (i) that no representations, inducements, promises, agreements, or warranties, oral or otherwise, have been made by them, or anyone acting on their behalf, which are not embodied in this Agreement; (ii) that they have not executed this Agreement in reliance on any such representations, inducements, promise, agreement or warranty; and (iii) that no representation, inducement, promise, agreement or warranty not contained in this Agreement, including, but not limited to, any purported supplements, modifications, waivers, or terminations of this Agreement shall be valid or binding, unless executed in writing by all of the parties to this Agreement.

    20. No Waiver. Failure to insist on compliance of any term, covenant or condition contained in this Agreement shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.

    21. California Law. This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of such State. Any action to enforce this Agreement shall be brought and maintained in the County of Los Angeles, State of California.

    22. Disputes. Any dispute arising out of, relating to or in connection with this Agreement shall be resolved by binding arbitration. The arbitration shall consist of a panel of three arbitrators and shall take place in Los Angeles County, California at a place designated by the parties (or, failing agreement, by the arbitrator) and shall commence as soon as practicable on a date mutually agreed upon by counsel for the parties (or the party if a party does not have counsel) and the arbitrator. The arbitration proceeding shall be conducted confidentially and the parties shall take the necessary actions to assure the confidentiality of the arbitration proceeding. The arbitration proceeding shall be governed by the provisions of the California Code of Civil Procedures Sections 1280 et seq. The party desiring to institute arbitration shall serve written notice to the other party (with copies to all parties to this Agreement). Such notice shall briefly describe the dispute. Sound Source shall name one (1) arbitrator and Winston shall name one (1) arbitrator and the two (2) arbitrators so named shall name the third (3rd) arbitrator. The names of the two (2) arbitrators named shall be submitted within forty-five (45) days of the notice instituting arbitration. When the two (2) arbitrators have chosen the third (3rd) arbitrator, the three (3) arbitrators shall proceed with the arbitration. Any award rendered in such an arbitration proceeding shall be final and binding on the parties and may be entered in any court having jurisdiction over the parties and/or the subject matter thereof. The arbitrators shall have no jurisdiction or authority to add to, detract from, or alter in any way the provisions of this Agreement, but shall limit their considerations and decision to the interpretation and application of this Agreement to the subject matter presented to them. Nothing contained in this
Section 22 shall restrict Sound Source's right to institute and prosecute any legal or equitable action in court for temporary restraining orders and temporary and permanent injunctive relief or otherwise as deemed appropriate by Sound Source.

    23. Notices. All notices or demands by any party relating to this Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, at their addresses set forth below:

    To Winston:         Eric H. Winston
                        5567 Spring Hill Court
                        Westlake Village, California  91362

         With a copy to:     Lloyd C. Ownbey, Jr., Esq.
                             180 South Lake Avenue, Suite 510
                             Pasadena, California 91101

    To Sound Source:    Sound Source Interactive, Inc.
                        2985 East Hillcrest Drive, Suite A
                        Westlake Village, CA 91362
                        Attn: President

         With a copy to:     McDermott, Will & Emery
                             1850 K Street, N.W., 5th Floor
                             Washington, DC 20006-2296
                             Attn: Robert G. Kalik, Esq.

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties. All notices or demands sent in accordance with this Section 23, shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, or (ii) three (3) calendar days if mailed to the party to whom notice is to be given by first class or air mail, postage prepaid.

    24. Legal Representation. Winston acknowledges that Winston has been represented by independent legal counsel of Winston's own choice in connection with the preparation, review and execution of this Agreement, and that this Agreement has been executed by Winston with the consent of and on advice of such counsel. Winston represents and warrants that in executing this Agreement, Winston does so with full knowledge of all rights which Winston may have and with the understanding that Winston may be waiving legal rights and claims and that Winston is hereby entering into this Agreement voluntarily with the intent to be legally bound by its terms.

    25. Indemnification Regarding Claims. Sound Source agrees to defend and indemnify and hold harmless Winston of any and all claims, causes of action or complaints made or filed by any party regarding acts performed by Winston in the course and scope of his employment with Sound Source (to the extent permitted by Section 317 of the California Corporations Code, by Section 2802 of the California Labor Code or any other applicable law or contractual provision).

    26. Mediation Precondition to Formal Assertion of Claims. The parties hereto, and each of them, agree that, in the event a dispute arises out of or concerning this Agreement, he/it will not commence any litigation or demand for arbitration without first submitting a formal demand to the other party for a mediation of the dispute. If such a demand is made, the dispute will be submitted to mediation before a neutral mediator in accordance with the mediation rules of the American Arbitration Association. The party opposing the asserted claim must agree to submit to mediation within ten (10) days after demand is made or this precondition shall be deemed waived. The cost of the mediation shall be borne equally by the parties.

                               [Signature Page Follows]

    IN WITNESS WHEREOF, the undersigned have executed this Separation and Release Agreement on the date set forth hereinafter.

    DATED:  October 24, 1996      SOUND SOURCE INTERACTIVE, INC., a Delaware
                                  corporation


                                  By: /s/ Vincent J. Bitetti
                                      -----------------------------------
                                      Its:  CEO



    DATED:  October 24, 1996      SOUND SOURCE, INTERACTIVE, INC.,
                                  a California corporation


                                  By: /s/ Vincent J. Bitetti
                                      -----------------------------------
                                      Its:   CEO



    DATED:  October 24, 1996      /s/ Eric H. Winston
                                      ------------------------------------
                                       ERIC H. WINSTON